Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Advanta Corp.:

We consent to the incorporation by reference in the registration statements (No. 33-32969, No. 33-53205, No. 33-53475, No. 33-59219, No. 33-60419, No. 333-05701, No. 333-18993, No. 333-71995, No. 333-74575, No. 333-92151, No. 333-33136, No. 333-49116, No. 333-90642, No. 333-104031, and No. 333-104014)) on Form 10-K of Advanta Corp. of our reports dated March 8, 2005, with respect to the consolidated balance sheets of Advanta Corp. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Advanta Corp.

/s/ KPMG LLP

Philadelphia, PA
March 8, 2005